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                                                                    EXHIBIT 10.3


                       ASSIGNMENT AND ASSUMPTION AGREEMENT

              This Assignment and Assumption Agreement (this "Agreement") is dated as of May 27, 1999, by and between GHS Inc., a Delaware corporation (the "Company"), and U.S. NeuroSurgical, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("USN").

                                R E C I T A L S:

              A. Pursuant to an Agreement and Plan of Distribution to be entered into by the Company and USN (the "Distribution Agreement"), the Company and USN desire to accomplish a spin-off restructuring, pursuant to which the Company will distribute (the "Distribution") to each shareholder of the Company one share of the common stock, $.01 par value, of USN (the "USN Common Stock") for each one share of the Common Stock, $.01 par value, of the Company (the "Company Common Stock") owned by such shareholder.

              B. Pursuant to a Contribution and Exchange Agreement, dated as of May 20, 1999, by and among the Company, Change Your Life.com, LLC ("CYL") and the members of CYL, the Company has agreed to acquire CYL by acquiring all of the membership interests in CYL (the "CYL Transaction").

              C. Pursuant to an Agreement and Plan of Reorganization, dated as of May 27, 1999, by and among the Company, Concept Development, Inc.("Concept") and certain other parties, the Company has agreed to acquire Concept through a subsidiary merger (the "Concept Transaction").

              D. In connection with the Distribution, the Company has approved the assignment to USN of certain assets and liabilities of the Company on the terms provided herein, to be effective as of the close of business on May 27, 1999 (the "Effective Time").

              E. USN agrees to accept such assignment from the Company upon the terms and conditions set forth herein.


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                               A G R E E M E N T:

                                    ARTICLE I

                              ASSIGNMENT OF ASSETS

       1.1           Assigned Assets.

              (a) the Company hereby contributes, assigns and delivers to USN all of the Company's right, title and interest in and to the following assets of the Company at the Effective Time:

              (i) All tangible and intangible assets in the name of or held by the Company, if any, used, held or related exclusively or primarily in USN's business of owning and operating stereotactic radiosurgery centers, utilizing the Gamma Knife technology, including the two Gamma Knife centers it currently owns and operates (the "USN Business");

              (ii) All accounts receivable of the Company and each of its subsidiaries arising through the Effective Time;

              (iii) All intercompany receivables due from USN to the Company at the Effective Time, which contribution shall be deemed a capital contribution from the Company to USN;

              (iv) All prepaid expenses and deposits made by the Company prior to the Effective Time;

              (v) All refunds payable to the Company for business conducted by the Company prior to the Effective Time;

              (vi) The capital stock of U.S. Neurosurgical Physics, Inc., a Missouri corporation and a wholly owned subsidiary of the Company ("USNP");

              (vii)  cash in the amount of $374,144.71; and

              (viii) the other assets listed on Schedule 1.1, if any (all of the above that are being transferred hereby to USN are hereinafter collectively referred to as the "Assigned Assets").

              (b) USN hereby acknowledges, confirms and agrees that, exce pt for the warranty of good title, the Assigned Assets are transferred to USN "as is" "where is" and with all faults, and that no other warranty or representation, express or implied, as



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       to condition, merchantability, operation, fitness for use, or as to any other matter whatsoever is made by the Company.

              (c) To the extent the consent of any third party is necessary to effect the assignment of any Assigned Asset to USN, USN hereby acknowledges, confirms and agrees that it will seek all such required consents and that it will assume as of the Effective Time all of the economic benefits and obligations of any such Assigned Asset.

       1.2 Excluded Assets. Except for the Assigned Assets specifically contributed, assigned and delivered to USN pursuant to Section 1.1(a) hereof, the Company shall not contribute, assign or deliver any other assets of the Company, whether tangible or intangible, real, personal or mixed (the "Excluded Assets"). The Excluded Assets include without limitation the following assets of the Company:

              (i) cash and cash equivalents (a) held by the Company's as of the Effective Time, other than the cash referred in Section 1.1(a)(vii) , (b) raised in the New Financing (as defined in the CYL Agreement) and (c) which comes into the Company's possession following the Effective Time;

              (ii) the capital stock of the Company's subsidiaries owned by the Company, other than USNP; and

              (iii) all tangible and intangible assets of the Company acquired in connection with the CYL Transaction and the Concept Transaction or acquired by the Company following the Effective Time.

                                   ARTICLE II

       ASSUMPTION OF LIABILITIES; EXCLUDED LIABILITIES

       2.1 Assumed Liabilities. Subject to Section 2.3, upon the terms and subject to the conditions of this Agreement, USN hereby agrees to assume, pay, perform and discharge when due and indemnify the Company and hold the Company harmless from and against the following liabilities of the Company:

              (i) all claims, liabilities and obligations which are attributable to any of the Assigned Assets;

              (ii) all claims, liabilities or litigation arising out of any event, occurrence, action or omission relating to the Company and its subsidiaries taken or occurring prior to the Effective Time, of any kind or nature, whether absolute, contingent, accrued, known or unknown, except to the extent they are specifically included in the Excluded Liabilities pursuant to Section 2.2; and



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              (iii)  the other liabilities set forth on Schedule 2.1, if any
                     (all of the above liabilities that are being assumed hereby by USN are hereinafter collectively referred to as the "Assumed Liabilities").

              2.2 Excluded Liabilities. Subject to Section 2.3, at all times at and after the Effective Date, the Company will retain and be solely responsible for, and the Company hereby agrees to pay, perform and discharge when due and indemnify USN and hold USN harmless from and against the liabilities set forth below (the "Excluded Liabilities"):

              (i) all claims, liabilities and obligations which are attributable to any of the Excluded Assets;

              (ii) the obligations of the Company to issue the Company Common Stock pursuant to options, warrants and commitments to issue capital stock outstanding at the Effective Time, as well as the Company's obligations under the Company's 1997 Stock Option Plan;

              (iii) the obligations of the Company to pay the consideration, fees, expenses and other costs arising in connection with the CYL Transaction and the Concept Transaction;

              (iv) all claims, liabilities or litigation arising out of any event, occurrence, action or omission relating to the Company and its subsidiaries taken or occurring following the Effective Time, of any kind or nature, whether absolute, contingent, accrued, known or unknown; and

              (v)    the other liabilities set forth on Schedule 2.2, if any.

              2.3 Tax Matters. All liabilities and obligations in respect of taxes shall be governed by the Tax Matters Agreement, dated as of May 27, 1999 between the Company and USN.

                                   ARTICLE III
                             ACCEPTANCE OF TRANSFER

              3.1 Acceptance. USN hereby accepts from the Company the assignment of the Assigned Assets and assumes the Assumed Liabilities.


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                                   ARTICLE IV
                                 INDEMNIFICATION

       4.1    Indemnification.

                   (a) In accordance with Section 2.4 of the Distribution Agreement, the Company agrees to indemnify and hold harmless USN and its directors, officers, employees, affiliates, agents and assigns from and against any and all Losses (as hereinafter defined), directly or indirectly, as a result of, or based upon or arising from any liability or obligation of, or claims against, the Company related to the Excluded Assets or the Excluded Liabilities.

                   (b) In accordance with Section 2.4 of the Distribution Agreement, USN agrees to indemnify and hold harmless the Company and its directors, officers, employees, affiliates, agents and assigns from and against any and all Losses, directly or indirectly, as a result of, or based upon or arising from any liability or obligation of, or claims against, USN related to the Assigned Assets and the Assumed Liabilities.

                   (c) "Loss" means any action, cost, damage, disbursement, expense, liability, loss deficiency, diminution in value, obligation, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, including without limitation interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims at trial and on appeal and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by the specified person.

                                    ARTICLE V
                                     GENERAL

       5.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of USN and the Company and their respective successors and assigns.

       5.2 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without reference to conflicts of law principles.

       5.3 Entire Agreement. This Agreement, together with the exhibits attached hereto and any documents specifically referred to herein and therein, constitute the entire agreement and understanding of the parties and supersede any prior oral or written agreement, understanding, representation, warranty, promise or document relating to the subject matter of this Agreement.



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       5.4    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       5.5 Waiver. No admission or delay by any party in exercising any right, power or privilege hereunder shall impair the exercise of any such right, power or privilege or be construed to be a waiver hereof or of any default or to be any acquiescence therein, and any single or partial exercise of any such right, power or privilege shall not preclude other or further exercises thereof or the exercise of any other right, power or privilege. No waiver shall be valid unless in writing and signed by the party to be charged, and then only to the extent therein specified.

       5.6 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be effective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

       5.7 Further Assurances. Each of the parties hereby agrees to execute and deliver all of the agreements, documents and instruments required to be executed and delivered by it in this Agreement and to execute and deliver such additional agreements, documents and instruments and to take such additional actions as may reasonably be required from time to time in order to effectuate the assignment and conveyance of the Assigned Assets to USN, the assumption by USN of the Assumed Liabilities, and the other transactions contemplated by this Agreement, on and after the date hereof.




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              IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date first above written.

                                         GHS, INC.

                                         By: /s/ Alan Gold
                                            --------------------------
                                         Name: Alan Gold
                                         Title: President

                                         U.S. NEUROSURGICAL, INC.

                                         By: /s/ Alan Gold
                                           --------------------------
                                         Name: Alan Gold
                                         Title: President



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                                  SCHEDULE 1.1

                              OTHER ASSIGNED ASSETS

       1. Lease dated March 5, 1998 between the Company and Research Grove Associates, relating to the lease of the premises located at 2400 Research Boulevard, Suite 325, Rockville, Maryland 20850 (the "Maryland Lease").


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                                  SCHEDULE 2.1

                            OTHER ASSUMED LIABILITIES

       1. The obligations of the Company under the employment agreement dated November 14, 1984, as amended, with Alan Gold.

       2.     The obligations of the Company under the Maryland Lease.




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                                  SCHEDULE 2.2

                           OTHER EXCLUDED LIABILITIES

       1. The Company obligations under the Warrant Certificate, dated November 30, 1993, as amended, issued to Allen & Company Incorporated

       2. The Company's obligations under that certain Settlement Agreement, dated as of March 22, 1999 by and among, the Company, USN and the other parties thereto.







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